UPDATED CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount To	Offering Price	Aggregate Offering	Amount of
Securities To Be Registered	Be Registered	Per Unit	Price	Registration Fee
Notes offered hereby	$4,843,000.00	100.00%	$4,843,000.00	$148.68(1)

(1)	The filing fee is calculated in accordance with Rule 457(r) under the Securities Act. There are unused registration fees of $61,550.09 that have been paid in respect of securities offered from Eksportfinans ASA’s Registration Statement No. 333-140456, of which this pricing supplement is a part. After giving effect to the $148.68 registration fee for this offering, $61,401.41 remains available for future offerings. No additional registration fee has been paid with respect to this offering.

PRICING SUPPLEMENT NO. 140 dated December 21, 2007
To Prospectus Supplement and Prospectus dated February 5, 2007 and
Product Supplement No. 1 dated April 12, 2007
Relating to the Eksportfinans ASA U.S. Medium-Term Note Program	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-140456

Natixis Securities North America Inc.
Reverse Convertible Notes

Issuer:	Eksportfinans ASA

Issuer Rating:	AAA (negative outlook) (Moody’s)/AA+ (Standard & Poor’s)/AAA (Fitch)

Specified Currency:	U.S. dollars

Agent:	Natixis Securities North America Inc. 9 West 57th St. New York, NY 10019

Agent Acting in the Capacity as:	Principal

Coupon Payment Frequency:	Monthly

Offerings:	This pricing supplement relates to 9 separate offerings of notes, each of which is linked to one, and only one, Reference Share. You may participate in any or all of the note offerings. This pricing supplement does not, however, allow you to purchase a note linked to a basket of some or all of the Reference Shares described below.

Issue Price:	100%

	Initial	Coupon			Share		Aggregate
Reference	Reference	Rate Per	Knock-In	Knock-In	Redemption	Maturity	Face Amount	Fees and	Proceeds	CUSIP/ISIN
Share (Ticker)	Level	Annum	Level	Price	Amount	Date	of Notes	Commissions	to Issuer	of Notes

Baidu.com, Inc. (BIDU)	$380.45	26.40%	65%	$247.293	2.6285	March 27, 2008	$486,000.00	$9,720.00	$476,280.00	282645BM1/ US282645BM16
Federal National Mortgage Association (FNM)	$36.99	34.05%	60%	$22.194	27.0343	March 27, 2008	$2,541,000.00	$50,820.00	$2,490,180.00	282645BN9/ US282645BN98
Freeport-McMoRan Copper & Gold, Inc. (FCX)	$102.91	19.40%	70%	$72.037	9.7172	June 27, 2008	$441,000.00	$9,922.50	$431,077.50	282645BP4/ US282645BP47
Capital One Financial Corporation (COF)	$47.68	18.45%	65%	$30.992	20.9732	December 29, 2008	$160,000.00	$4,800.00	$155,200.00	282645BR0/ US282645BR03
ConocoPhillips (COP)	$86.71	10.30%	80%	$69.368	11.5327	December 29, 2008	$100,000.00	$3,000.00	$97,000.00	282645BS8/ US282645BS85
Corning Incorporated (GLW)	$24.03	13.50%	75%	$18.023	41.6146	December 29, 2008	$789,000.00	$23,670.00	$765,330.00	282645BT6/ US282645BT68
MetLife, Inc. (MET)	$62.13	11.20%	80%	$49.704	16.0953	December 29, 2008	$156,000.00	$4,680.00	$151,320.00	282645BU3/ US282645BU32
NYSE Euronext (NYX)	$89.32	11.65%	75%	$66.990	11.1957	December 29, 2008	$100,000.00	$3,000.00	$97,000.00	282645BV1/ US282645BV15
Peabody Energy Corporation (BTU)	$60.39	14.00%	70%	$42.273	16.5590	December 29, 2008	$130,000.00	$3,900.00	$126,100.00	282645BW9/ US282645BW97

Trade Date:	December 21, 2007

Original Issue Date:	December 27, 2007

Determination Date:	For the notes maturing on March 27, 2008 the Determination Date will be March 24, 2008.

For the note maturing on June 27, 2008 the Determination Date will be June 24, 2008.

For the notes maturing on December 29, 2008 the Determination Date will be December 23, 2008.

Interest Payment Dates:	For the notes maturing on March 27, 2008, interest is paid monthly in arrears on the following dates: January 25, 2008; February 27, 2008 and March 27, 2008.

For the note maturing on June 27, 2008, interest is paid monthly in arrears on the following dates: January 25, 2008; February 27, 2008; March 27, 2008; April 25, 2008; May 27, 2008; and June 27, 2008.

For the notes maturing on December 29, 2008, interest is paid monthly in arrears on the following dates: January 29, 2008; February 29, 2008; March 28, 2008; April 29, 2008; May 29, 2008; June 27, 2008; July 29, 2008; August 29, 2008; September 29, 2008; October 29, 2008; November 28, 2008 and December 29, 2008.

Initial Reference Level:	For each note offering, the reference level of the applicable Reference Share, as determined by the calculation agent, on the Trade Date.

Final Reference Level:	For each note offering, the closing price of the applicable Reference Share quoted by the Relevant Exchange, as determined by the calculation agent, on the Determination Date.

Redemption Amount:	The Redemption Amount payable for each note offering on the Maturity Date in respect of each $1,000.00 face amount will be:

•  If the closing price of the applicable Reference Share quoted by the Relevant Exchange has not been below the Knock-In Price of that Reference Share on any Trading Day during the period from the Trade Date up to and including the Determination Date (the Knock-In Level Trigger), as determined by the calculation agent in its sole discretion, a cash payment of $1,000.00 (i.e. 100.00% of the face amount), or

•  If the Knock-In Level Trigger has occurred, (a) a cash payment of $1,000.00 (i.e. 100.00% of the face amount), if the Final Reference Level of the applicable Reference Share on the Determination Date is equal to or greater than the Initial Reference Level of that Reference Share, as determined by the calculation agent in its sole discretion, or (b) a number of Reference Shares equal to the Share Redemption Amount, if the Final Reference Level of that Reference Share on the Determination Date is less than the Initial Reference Level of that Reference Share.

Share Redemption Amount:	The Share Redemption Amount payable on the Maturity Date, if applicable, will be the number of Reference Shares per note that you hold. This amount is equal to the $1,000.00 face amount of the note divided by the Initial Reference Level of the applicable Reference Share. You will receive cash in lieu of fractional shares in an amount equal to the fractional share amount multiplied by the Final Reference Level of the applicable Reference Share.

Denomination/Principal:	Minimum denominations of $1,000.00 and integral multiples thereof.

Calculation Agent:	Natixis Derivatives Inc. 9 West 57th St., 35th Floor Attn: General Counsel Telephone No.: +1 212 891 6137 Facsimile No.: +1 212 891 1922

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying prospectus supplements and prospectus. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Additional Terms Specific to the Notes

You should read this pricing supplement together with the prospectus dated February 5, 2007, as supplemented by the prospectus supplement dated February 5, 2007 relating to our medium-term notes of which these notes are a part, and the more detailed information contained in product supplement no. 1 dated April 12, 2007. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk factors” in the accompanying product supplement no. 1 and the accompanying prospectus supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

You may access these documents on the SEC Web site at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC Web site):

http://www.sec.gov/ Archives/edgar/data/700978/000115697307000604/u52418e424b2.htm

Our Central Index Key, or CIK, on the SEC Web site is 700978. As used in this pricing supplement, the “Company,” “we,” “us,” or “our” refers to Eksportfinans ASA.

Selected Risk Considerations

An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in the Reference Shares. These risks are explained in more detail in the “Risk factors” section, beginning on page PS-9 of the accompanying product supplement no. 1 and beginning on page S-4 of the accompanying prospectus supplement.

Additional Information

Unless otherwise stated, all information contained herein on the Reference Shares and on the issuers of the Reference Shares (each a Reference Issuer) is derived from publicly available sources and is provided for informational purposes only.

Each of the Reference Shares is registered under the Exchange Act. Companies with securities registered under the Exchange Act are required periodically to file certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1580, 100 F Street, NE, Washington, DC 20549 and copies of such material can be obtained from the Public Reference Section of the SEC, 100 F Street, NE, Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is www.sec.gov.

In addition, information regarding the Reference Issuers may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of these reports.

This pricing supplement relates only to the notes offered hereby and does not relate to the Reference Shares. We have derived all disclosures contained in this pricing supplement regarding the Reference Issuers from the publicly available documents described in the preceding paragraphs. Neither we nor the agent nor its affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to any of the Reference Issuers in connection with the offering of the notes. Neither we nor the agent nor its affiliates make any representation that such publicly available documents or any other publicly available information regarding any of the Reference Issuers are accurate or complete. Furthermore, we cannot give any assurance that all the events occurring prior to the date of this pricing supplement (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of any of the Reference Shares (and therefore the Initial Reference Level and the Knock-In Level and Redemption Amount) have been publicly disclosed.

Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning any of the Reference Issuers could affect the value you will receive on the Maturity Date with respect to the notes and therefore the market value of the notes. Neither we nor any of our affiliates have any obligation to disclose any information about the Reference Issuers after the date of this pricing supplement.

Neither we nor any of our affiliates makes any representation to you as to the performance of the Reference Shares. As a prospective purchaser of notes, you should undertake such independent investigation of the Reference Issuers as in your judgment is appropriate to make an informed decision with respect to an investment in the Reference Shares.

Any historical upward or downward trend in the price of any of the Reference Shares during any period shown in this pricing supplement is not an indication that the price of those Reference Shares is more or less likely to increase or decrease at any time during the term of the notes. You should not take the historical performance levels as an indication of future performance of any of the Reference Shares. We cannot assure you that the future performance of any of the Reference Shares will result in your receiving the face amount of your notes on the Maturity Date. The actual performance of any of the Reference Shares over the life of the notes may bear little relation to the historical levels shown in this pricing supplement.

Hypothetical Returns on the Notes

The tables of hypothetical returns contained in this pricing supplement set out the total return to the Maturity Date of a note, based on the assumptions outlined in the introduction to each respective table of hypothetical returns and several variables, which include (a) whether the Knock-In Level Trigger has occurred and (b) several hypothetical closing prices for the Reference Shares on the Determination Date or at any time during the life of the notes. These figures are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate the effect that various hypothetical Reference Share values could have on the Redemption Amount, assuming all other variables remain constant.

The information in the tables of hypothetical returns reflects hypothetical rates of return on the notes assuming they are purchased on the Original Issue Date and held to the Maturity Date. If you sell your notes prior to the Maturity Date, your return will depend upon the market value of your notes at the time of sale, which may be affected by a number of factors that are not reflected in the table below. For a discussion of some of these factors, see “Risk factors” beginning on page PS-9 of the accompanying product supplement no. 1 and beginning on page S-4 of the accompanying prospectus supplement.

The tables of hypothetical returns assume no Market Disruption Event, Adjustment Event or Settlement Disruption Event occurs. Also, the hypothetical rates of return shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to the notes, tax liabilities could affect the after-tax rate of return on your notes to a comparatively greater extent than the after-tax return on the Reference Shares.

The market price of each of the Reference Shares has been volatile in the past, and their performance cannot be predicted for any future period. The actual performance of the Reference Shares over the life of the notes, as well as the Redemption Amount payable, may bear little relation to the hypothetical return examples set forth in the tables of hypothetical returns or to the historical price of the Reference Shares set forth in this pricing supplement.

Supplemental Information Regarding Taxation in the United States

The amount of the stated interest rate on each of the notes that constitutes interest on the Deposit (as defined in the accompanying product supplement no. 1) is set forth in the table below.

Deposit Interest for notes maturing on March 27, 2008 equals 5.12%. The Put Premium is the Interest Rate minus the Deposit Interest.

Deposit Interest for note maturing on June 27, 2008 equals 4.91%. The Put Premium is the Interest Rate minus the Deposit Interest.

Deposit Interest for notes maturing on December 29, 2008 equals 4.49%. The Put Premium is the Interest Rate minus the Deposit Interest.

Please refer to “Taxation in the United States” beginning on page PS-16 of the accompanying product supplement no. 1.

Supplemental Plan of Distribution

The notes are being purchased by Natixis Securities North America Inc. (the agent) as principal, pursuant to a terms agreement dated as of the Trade Date between the agent and us. The agent has agreed to pay our out-of-pocket expenses in connection with the issuance of the notes.

See “Supplemental plan of distribution” beginning on page PS-19 of the accompanying product supplement no. 1.

Description of Baidu.com, Inc.

ISIN:	US0567521085
Relevant Exchange:	NASDAQ

According to its publicly available documents, Baidu.com, Inc. is the leading Chinese language Internet search provider. Its Baidu.com website was the largest website in China and the fourth largest website globally, as measured by user traffic during the three-month period ended March 31, 2006, according to Alexa.com. Baidu.com, Inc. offer a Chinese language search platform to both users and customers. Its platform consists of its websites and Baidu Union, which is its network of third-party websites and software applications. Information provided to or filed with the SEC by Baidu.com, Inc. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 000-51469.

Historical Performance of Baidu.com, Inc.

The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification

Period	High	Low	Period End

2004
First Quarter	$0.000	$0.000	#N/A
Second Quarter	0.000	0.000	#N/A
Third Quarter	0.000	0.000	#N/A
Fourth Quarter	0.000	0.000	#N/A
2005
First Quarter	$0.000	$0.000	#N/A
Second Quarter	0.000	0.000	#N/A
Third Quarter	122.540	27.000	64.020
Fourth Quarter	83.770	62.220	62.920
2006
First Quarter	$66.680	$45.150	$56.070
Second Quarter	89.850	54.900	82.530
Third Quarter	93.040	68.700	87.540
Fourth Quarter	126.570	83.190	112.690
2007
First Quarter	$131.180	$95.750	$96.550
Second Quarter	167.980	93.520	167.980
Third Quarter	303.410	168.890	289.650
Fourth Quarter (through December 21, 2007)	416.880	284.810	380.450

Table of Hypothetical Returns of Baidu.com, Inc.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date assuming a hypothetical Initial Reference Level of $380.45 and a hypothetical Knock-In Level of $247.2925. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the redemption Amount is paid in cash.

Assumed Closing Price
of Reference Shares	Value of	3 Monthly
on Determination Date	Payment at	Interest	3 Month Total Return
(Baidu.com, Inc.)	Maturity	Payments	$	%

Greater than:
$380.45	$1,000.00	$66.00	$1,066.00	6.6000%
$380.45	$1,000.00	$66.00	$1,066.00	6.6000%
$336.06	$1,000.00	$66.00	$1,066.00	6.6000%
$291.68	$1,000.00	$66.00	$1,066.00	6.6000%
$247.30	$1,000.00	$66.00	$1,066.00	6.6000%

In the examples above, the price of the Reference Shares fluctuates over the term of the notes and closes above the Knock-In Level on the Determination Date.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date assuming a hypothetical Initial Reference Level of $380.45 and a hypothetical Knock-In Level of $247.2925. In these examples, the Knock-In Level Trigger occurs during the life of the notes.

Assumed Closing Price
of Reference Shares	Value of	3 Monthly
on Determination Date	Payment at	Interest	3 Month Total Return
(Baidu.com, Inc.)	Maturity	Payments	$	%

Greater than:
$380.45	$1,000.00	$66.00	$1,066.00	6.600%
$380.45	$1,000.00	$66.00	$1,066.00	6.600%
$342.41	$900.00	$66.00	$966.00	−3.400%
$304.36	$800.00	$66.00	$866.00	−13.400%
$266.32	$700.00	$66.00	$766.00	−23.400%
$182.62	$600.00	$66.00	$666.00	−33.400%
$152.18	$500.00	$66.00	$566.00	−43.400%
$73.05	$400.00	$66.00	$466.00	−53.400%
$54.78	$300.00	$66.00	$366.00	−63.400%
$14.61	$200.00	$66.00	$266.00	−73.400%
$7.30	$100.00	$66.00	$166.00	−83.400%
$0.00	$0.00	$66.00	$66.00	−93.400%

Payable in Reference Shares of Baidu.com, Inc., i.e., the Reference Share.

Description of Federal National Mortgage Association

ISIN:	US3135861090
Relevant Exchange:	New York

According to its publicly available documents, Federal National Mortgage Association is a government-sponsored enterprise chartered by the U.S. Congress aligned with national policies to support expanded access to housing and increased opportunities for homeownership. Federal National Mortgage Association enhances the liquidity and stability of the mortgage market by providing funds to mortgage lenders through its purchases of mortgage assets, and issuing and guaranteeing mortgage-related securities that facilitate the flow of additional funds into the mortgage market. Information provided to or filed with the SEC by Federal National Mortgage Association pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 000-50231.

Historical Performance of Federal National Mortgage Association

The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification

Period	High	Low	Period End

2004
First Quarter	$79.880	$71.330	$74.350
Second Quarter	75.340	66.760	71.360
Third Quarter	77.540	63.400	63.400
Fourth Quarter	71.920	65.250	71.210
2005
First Quarter	$71.270	$53.960	$54.450
Second Quarter	61.080	51.460	58.400
Third Quarter	60.080	41.710	44.820
Fourth Quarter	50.370	41.620	48.810
2006
First Quarter	$57.940	$48.740	$51.400
Second Quarter	54.090	46.370	48.100
Third Quarter	55.910	46.790	55.910
Fourth Quarter	61.650	54.520	59.390
2007
First Quarter	$60.160	$52.940	$54.580
Second Quarter	69.490	53.840	65.330
Third Quarter	69.380	56.630	60.810
Fourth Quarter (through December 21, 2007)	67.390	28.250	36.990

Table of Hypothetical Returns of Federal National Mortgage Association

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date assuming a hypothetical Initial Reference Level of $36.99 and a hypothetical Knock-In Level of $22.194. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the redemption Amount is paid in cash.

Assumed Closing Price
of Reference Shares
on Determination Date	Value of	3 Monthly	3 Month
(Federal National Mortgage	Payment at	Interest	Total Return
Association)	Maturity	Payments	$	%

Greater than:
$36.99	$1,000.00	$85.13	$1,085.13	8.5125%
$36.99	$1,000.00	$85.13	$1,085.13	8.5125%
$32.06	$1,000.00	$85.13	$1,085.13	8.5125%
$27.13	$1,000.00	$85.13	$1,085.13	8.5125%
$22.20	$1,000.00	$85.13	$1,085.13	8.5125%

In the examples above, the price of the Reference Shares fluctuates over the term of the notes and closes above the Knock-In Level on the Determination Date.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date assuming a hypothetical Initial Reference Level of $36.99 and a hypothetical Knock-In Level of $22.194. In these examples, the Knock-In Level Trigger occurs during the life of the notes.

Assumed Closing Price
of Reference Shares
on Determination Date	Value of	3 Monthly
(Federal National Mortgage	Payment at	Interest	3 Month Total Return
Association)	Maturity	Payments	$	%

Greater than:
$36.99	$1,000.00	$85.13	$1,085.13	8.513%
$36.99	$1,000.00	$85.13	$1,085.13	8.513%
$33.29	$900.00	$85.13	$985.13	−1.488%
$29.59	$800.00	$85.13	$885.13	−11.488%
$25.89	$700.00	$85.13	$785.13	−21.488%
$17.76	$600.00	$85.13	$685.13	−31.488%
$14.80	$500.00	$85.13	$585.13	−41.488%
$7.10	$400.00	$85.13	$485.13	−51.488%
$5.33	$300.00	$85.13	$385.13	−61.488%
$1.42	$200.00	$85.13	$285.13	−71.488%
$0.71	$100.00	$85.13	$185.13	−81.488%
$0.00	$0.00	$85.13	$85.13	−91.488%

Payable in Reference Shares of Federal National Mortgage Association, i.e., the Reference Share.

Description of Freeport-McMoRan Copper & Gold, Inc.

ISIN:	US35671D8570
Relevant Exchange:	New York

According to its publicly available documents, Freeport-McMoRan Copper & Gold Inc has one of the world’s largest copper and gold mining production operations through its majority-owned subsidiary, PT Freeport Indonesia. Freeport-McMoRan Copper & Gold Inc also smelts and refines copper concentrates in Spain and markets the refined copper products through its wholly owned subsidiary, Atlantic Copper, S.A. Information provided to or filed with the SEC by Freeport-McMoRan Copper & Gold Inc. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-11307.

Historical Performance of Freeport-McMoRan Copper & Gold, Inc.

The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification

Period	High	Low	Period End

2004
First Quarter	$44.300	$35.860	$39.090
Second Quarter	39.700	28.400	33.150
Third Quarter	41.950	31.640	40.500
Fourth Quarter	41.990	34.900	38.230
2005
First Quarter	$43.730	$35.280	$39.610
Second Quarter	40.010	32.060	37.440
Third Quarter	48.970	39.480	48.590
Fourth Quarter	55.360	45.020	53.800
2006
First Quarter	$64.310	$48.350	$59.770
Second Quarter	72.090	43.750	55.410
Third Quarter	61.590	50.500	53.260
Fourth Quarter	62.870	49.040	55.730
2007
First Quarter	$66.190	$50.490	$66.190
Second Quarter	84.420	66.730	82.820
Third Quarter	108.670	73.070	104.890
Fourth Quarter (through December 21, 2007)	117.860	89.280	102.910

Table of Hypothetical Returns of Freeport-McMoRan Copper & Gold, Inc.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date assuming a hypothetical Initial Reference Level of $102.91 and a hypothetical Knock-In Level of $72.037. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the redemption Amount is paid in cash.

Assumed Closing Price
of Reference Shares	Value of	6 Monthly	6 Month
on Determination Date	Payment at	Interest	Total Return
(Freeport-McMoRan Copper & Gold, Inc.)	Maturity	Payments	$	%

Greater than:
$102.91	$1,000.00	$97.00	$1,097.00	9.7000%
$102.91	$1,000.00	$97.00	$1,097.00	9.7000%
$92.62	$1,000.00	$97.00	$1,097.00	9.7000%
$82.33	$1,000.00	$97.00	$1,097.00	9.7000%
$72.05	$1,000.00	$97.00	$1,097.00	9.7000%

In the examples above, the price of the Reference Shares fluctuates over the term of the notes and closes above the Knock-In Level on the Determination Date.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date assuming a hypothetical Initial Reference Level of $102.91 and a hypothetical Knock-In Level of $72.037. In these examples, the Knock-In Level Trigger occurs during the life of the notes.

Assumed Closing Price
of Reference Shares	Value of	6 Monthly
on Determination Date	Payment at	Interest	6 Month Total Return
(Freeport-McMoRan Copper & Gold, Inc.)	Maturity	Payments	$	%

Greater than:
$102.91	$1,000.00	$97.00	$1,097.00	9.700%
$102.91	$1,000.00	$97.00	$1,097.00	9.700%
$92.62	$900.00	$97.00	$997.00	−0.300%
$82.33	$800.00	$97.00	$897.00	−10.300%
$72.04	$700.00	$97.00	$797.00	−20.300%
$49.40	$600.00	$97.00	$697.00	−30.300%
$41.16	$500.00	$97.00	$597.00	−40.300%
$19.76	$400.00	$97.00	$497.00	−50.300%
$14.82	$300.00	$97.00	$397.00	−60.300%
$3.95	$200.00	$97.00	$297.00	−70.300%
$1.98	$100.00	$97.00	$197.00	−80.300%
$0.00	$0.00	$97.00	$97.00	−90.300%

Payable in Reference Shares of Freeport-McMoRan Copper & Gold, Inc., i.e., the Reference Share.

Description of Capital One Financial Corporation

ISIN:	US14040H1059
Relevant Exchange:	New York

According to its publicly available documents, Capital One Financial Corporation is a diversified financial services company whose banking and non-banking subsidiaries market a variety of financial products and services including credit and debit card products, deposit products, automobile and other motor vehicle products. Capital One Financial Corporation and its subsidiaries also engage in a wide variety of lending and other financial activities and offer a broad spectrum of banking products and financial services to consumers, small businesses and commercial clients. Information provided to or filed with the SEC by Capital One Financial Corporation pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-13300.

Historical Performance of Capital One Financial Corporation

The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End

2004
First Quarter	$75.780	$64.790	$75.430
Second Quarter	77.520	61.640	68.380
Third Quarter	74.980	65.200	73.900
Fourth Quarter	84.210	69.050	84.210
2005
First Quarter	$83.800	$73.760	$74.770
Second Quarter	80.010	70.650	80.010
Third Quarter	85.440	78.980	79.520
Fourth Quarter	88.010	72.010	86.400
2006
First Quarter	$89.920	$80.520	$80.520
Second Quarter	87.230	81.100	85.450
Third Quarter	86.170	69.880	78.660
Fourth Quarter	82.720	74.970	76.820
2007
First Quarter	$83.610	$74.370	$75.460
Second Quarter	81.850	70.260	78.440
Third Quarter	78.940	62.700	66.430
Fourth Quarter (through December 21, 2007)	72.940	45.660	47.680

Table of Hypothetical Returns of Capital One Financial Corporation

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date assuming a hypothetical Initial Reference Level of $47.68 and a hypothetical Knock-In Level of $30.992. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the redemption Amount is paid in cash.

Assumed Closing Price
of Reference Shares
on Determination Date
(Capital One	Value of	12 Monthly	12 Month
Financial	Payment at	Interest	Total Return
Corporation)	Maturity	Payments	$	%

Greater than:
$47.68	$1,000.00	$184.50	$1,184.50	18.4500%
$47.68	$1,000.00	$184.50	$1,184.50	18.4500%
$42.12	$1,000.00	$184.50	$1,184.50	18.4500%
$36.55	$1,000.00	$184.50	$1,184.50	18.4500%
$31.00	$1,000.00	$184.50	$1,184.50	18.4500%

In the examples above, the price of the Reference Shares fluctuates over the term of the notes and closes above the Knock-In Level on the Determination Date.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date assuming a hypothetical Initial Reference Level of $47.68 and a hypothetical Knock-In Level of $30.992. In these examples, the Knock-In Level Trigger occurs during the life of the notes.

Assumed Closing Price
of Reference Shares	Value of	12 Monthly
on Determination Date	Payment at	Interest	12 Month Total Return
(Capital One Financial Corporation)	Maturity	Payments	$	%

Greater than:
$47.68	$1,000.00	$184.50	$1,184.50	18.450%
$47.68	$1,000.00	$184.50	$1,184.50	18.450%
$42.91	$900.00	$184.50	$1,084.50	8.450%
$38.14	$800.00	$184.50	$984.50	−1.550%
$33.38	$700.00	$184.50	$884.50	−11.550%
$22.89	$600.00	$184.50	$784.50	−21.550%
$19.07	$500.00	$184.50	$684.50	−31.550%
$9.15	$400.00	$184.50	$584.50	−41.550%
$6.87	$300.00	$184.50	$484.50	−51.550%
$1.83	$200.00	$184.50	$384.50	−61.550%
$0.92	$100.00	$184.50	$284.50	−71.550%
$0.00	$0.00	$184.50	$184.50	−81.550%

Payable in Reference Shares of Capital One Financial Corporation, i.e., the Reference Share.

Description of ConocoPhillips

ISIN:	US20825C1045
Relevant Exchange:	New York

According to its publicly available documents, ConocoPhillips is an international, integrated energy company that explores, produces and markets crude oil, natural gas and natural gas liquids on a worldwide basis. ConocoPhillips also purchases, refines, markets and transports crude oil and petroleum products and manufactures and markets petrochemicals and plastics on a worldwide basis. Information provided to or filed with the SEC by ConocoPhillips pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-32395.

Historical Performance of ConocoPhillips

The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End

2004
First Quarter	$35.315	$32.390	$34.905
Second Quarter	39.315	34.345	38.145
Third Quarter	41.605	36.030	41.425
Fourth Quarter	45.495	41.000	43.415
2005
First Quarter	$56.160	$41.780	$53.920
Second Quarter	60.680	48.390	57.490
Third Quarter	70.910	61.600	69.910
Fourth Quarter	68.960	57.350	58.180
2006
First Quarter	$65.250	$58.670	$63.150
Second Quarter	72.500	57.910	65.530
Third Quarter	69.030	57.250	59.530
Fourth Quarter	73.070	56.030	71.950
2007
First Quarter	$69.560	$61.820	$68.350
Second Quarter	80.690	67.740	78.500
Third Quarter	90.170	77.280	87.770
Fourth Quarter (through December 21, 2007)	88.010	76.060	86.710

Table of Hypothetical Returns of ConocoPhillips

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date assuming a hypothetical Initial Reference Level of $86.71 and a hypothetical Knock-In Level of $69.368. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the redemption Amount is paid in cash.

Assumed Closing Price
of Reference Shares	Value of	12 Monthly	12 Month
on Determination Date	Payment at	Interest	Total Return
(ConocoPhillips)	Maturity	Payments	$	%

Greater than:
$86.71	$1,000.00	$103.00	$1,103.00	10.3000%
$86.71	$1,000.00	$103.00	$1,103.00	10.3000%
$80.93	$1,000.00	$103.00	$1,103.00	10.3000%
$75.15	$1,000.00	$103.00	$1,103.00	10.3000%
$69.38	$1,000.00	$103.00	$1,103.00	10.3000%

In the examples above, the price of the Reference Shares fluctuates over the term of the notes and closes above the Knock-In Level on the Determination Date.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date assuming a hypothetical Initial Reference Level of $86.71 and a hypothetical Knock-In Level of $69.368. In these examples, the Knock-In Level Trigger occurs during the life of the notes.

Assumed Closing Price
of Reference Shares	Value of	12 Monthly
on Determination Date	Payment at	Interest	12 Month Total Return
(ConocoPhillips)	Maturity	Payments	$	%

Greater than:
$86.71	$1,000.00	$103.00	$1,103.00	10.300%
$86.71	$1,000.00	$103.00	$1,103.00	10.300%
$78.04	$900.00	$103.00	$1,003.00	0.300%
$69.37	$800.00	$103.00	$903.00	−9.700%
$60.70	$700.00	$103.00	$803.00	−19.700%
$41.62	$600.00	$103.00	$703.00	−29.700%
$34.68	$500.00	$103.00	$603.00	−39.700%
$16.65	$400.00	$103.00	$503.00	−49.700%
$12.49	$300.00	$103.00	$403.00	−59.700%
$3.33	$200.00	$103.00	$303.00	−69.700%
$1.66	$100.00	$103.00	$203.00	−79.700%
$0.00	$0.00	$103.00	$103.00	−89.700%

Payable in Reference Shares of ConocoPhillips, i.e., the Reference Share.

Description of Corning Incorporated

ISIN:	US2193501051
Relevant Exchange:	New York

According to its publicly available documents, Corning Incorporated is a global, technology-based corporation that manufactures glass substrates for active matrix liquid crystal displays, produces optical fiber and cable, and hardware and equipment products for the worldwide telecommunications industry, and produces ceramic technologies and solutions for emissions and pollution control in mobile and stationary applications around the world. Corning Incorporated also produces laboratory products including coated slides, cryogenic vials and mass cell culture products as well as a variety of other products such as semiconductor optics, ophthalmic glass and plastic products, and technical products such as polarizing glass. Information provided to or filed with the SEC by Corning Incorporated pursuant to the Exchange Act can be located by reference to SEC file number 001-03247.

Historical Performance of Corning Incorporated

The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End

2004
First Quarter	$13.780	$10.310	$11.180
Second Quarter	13.060	10.200	13.060
Third Quarter	12.690	9.550	11.080
Fourth Quarter	12.850	10.210	11.770
2005
First Quarter	$12.230	$10.740	$11.130
Second Quarter	16.840	11.100	16.620
Third Quarter	21.740	17.790	19.330
Fourth Quarter	21.390	17.540	19.660
2006
First Quarter	$27.980	$20.050	$26.920
Second Quarter	29.090	20.880	24.190
Third Quarter	24.730	17.820	24.410
Fourth Quarter	25.200	18.710	18.710
2007
First Quarter	$23.120	$18.460	$22.740
Second Quarter	26.340	22.720	25.550
Third Quarter	27.220	22.460	24.650
Fourth Quarter (through December 21, 2007)	26.290	21.310	24.030

Table of Hypothetical Returns of Corning Incorporated

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date assuming a hypothetical Initial Reference Level of $24.03 and a hypothetical Knock-In Level of $18.0225. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the redemption Amount is paid in cash.

Assumed Closing Price
of Reference Shares	Value of	12 Monthly	12 Month
on Determination Date	Payment at	Interest	Total Return
(Corning Incorporated)	Maturity	Payments	$	%

Greater than:
$24.03	$1,000.00	$135.00	$1,135.00	13.5000%
$24.03	$1,000.00	$135.00	$1,135.00	13.5000%
$22.03	$1,000.00	$135.00	$1,135.00	13.5000%
$20.03	$1,000.00	$135.00	$1,135.00	13.5000%
$18.03	$1,000.00	$135.00	$1,135.00	13.5000%

In the examples above, the price of the Reference Shares fluctuates over the term of the notes and closes above the Knock-In Level on the Determination Date.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date assuming a hypothetical Initial Reference Level of $24.03 and a hypothetical Knock-In Level of $18.0225. In these examples, the Knock-In Level Trigger occurs during the life of the notes.

Assumed Closing Price
of Reference Shares	Value of	12 Monthly
on Determination Date	Payment at	Interest	12 Month Total Return
(Corning Incorporated)	Maturity	Payments	$	%

Greater than:
$24.03	$1,000.00	$135.00	$1,135.00	13.500%
$24.03	$1,000.00	$135.00	$1,135.00	13.500%
$21.63	$900.00	$135.00	$1,035.00	3.500%
$19.22	$800.00	$135.00	$935.00	−6.500%
$16.82	$700.00	$135.00	$835.00	−16.500%
$11.53	$600.00	$135.00	$735.00	−26.500%
$9.61	$500.00	$135.00	$635.00	−36.500%
$4.61	$400.00	$135.00	$535.00	−46.500%
$3.46	$300.00	$135.00	$435.00	−56.500%
$0.92	$200.00	$135.00	$335.00	−66.500%
$0.46	$100.00	$135.00	$235.00	−76.500%
$0.00	$0.00	$135.00	$135.00	−86.500%

Payable in Reference Shares of Corning Incorporated, i.e., the Reference Share.

Description of MetLife, Inc.

ISIN:	US59156R1086
Relevant Exchange:	New York

According to its publicly available documents, MetLife, Inc. is a leading provider of insurance and other financial services with operations throughout the United States and the regions of Latin America, Europe, and Asia Pacific. MetLife, Inc. offers life insurance, annuities, automobile and homeowners insurance, retail banking and other financial services to individuals, as well as group insurance, reinsurance and retirement & savings products and services to corporations and other institutions through its domestic and international subsidiaries and affiliates. Information provided to or filed with the SEC by MetLife, Inc. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-15787.

Historical Performance of MetLife, Inc.

The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End

2004
First Quarter	$35.870	$33.070	$35.680
Second Quarter	36.660	33.210	35.850
Third Quarter	38.730	33.970	38.650
Fourth Quarter	41.180	33.980	40.510
2005
First Quarter	$41.370	$38.310	$39.100
Second Quarter	45.450	37.850	44.940
Third Quarter	50.200	46.540	49.830
Fourth Quarter	52.150	46.800	49.000
2006
First Quarter	$51.980	$48.140	$48.370
Second Quarter	53.190	48.440	51.210
Third Quarter	57.230	49.650	56.680
Fourth Quarter	59.830	56.230	59.010
2007
First Quarter	$65.920	$59.100	$63.150
Second Quarter	69.040	63.290	64.480
Third Quarter	69.920	59.620	69.730
Fourth Quarter (through December 21, 2007)	70.870	60.460	62.130

Table of Hypothetical Returns of MetLife, Inc.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date assuming a hypothetical Initial Reference Level of $62.13 and a hypothetical Knock-In Level of $49.704. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the redemption Amount is paid in cash.

Assumed Closing Price
of Reference Shares	Value of	12 Monthly	12 Month
on Determination Date	Payment at	Interest	Total Return
(MetLife, Inc.)	Maturity	Payments	$	%

Greater than:
$62.13	$1,000.00	$112.00	$1,112.00	11.2000%
$62.13	$1,000.00	$112.00	$1,112.00	11.2000%
$57.99	$1,000.00	$112.00	$1,112.00	11.2000%
$53.85	$1,000.00	$112.00	$1,112.00	11.2000%
$49.71	$1,000.00	$112.00	$1,112.00	11.2000%

In the examples above, the price of the Reference Shares fluctuates over the term of the notes and closes above the Knock-In Level on the Determination Date.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date assuming a hypothetical Initial Reference Level of $62.13 and a hypothetical Knock-In Level of $49.704. In these examples, the Knock-In Level Trigger occurs during the life of the notes.

Assumed Closing Price
of Reference Shares	Value of	12 Monthly
on Determination Date	Payment at	Interest	12 Month Total Return
(MetLife, Inc.)	Maturity	Payments	$	%

Greater than:
$62.13	$1,000.00	$112.00	$1,112.00	11.200%
$62.13	$1,000.00	$112.00	$1,112.00	11.200%
$55.92	$900.00	$112.00	$1,012.00	1.200%
$49.70	$800.00	$112.00	$912.00	−8.800%
$43.49	$700.00	$112.00	$812.00	−18.800%
$29.82	$600.00	$112.00	$712.00	−28.800%
$24.85	$500.00	$112.00	$612.00	−38.800%
$11.93	$400.00	$112.00	$512.00	−48.800%
$8.95	$300.00	$112.00	$412.00	−58.800%
$2.39	$200.00	$112.00	$312.00	−68.800%
$1.19	$100.00	$112.00	$212.00	−78.800%
$0.00	$0.00	$112.00	$112.00	−88.800%

Payable in Reference Shares of MetLife, Inc., i.e., the Reference Share.

Description of NYSE Euronext

ISIN:	US6294911010
Relevant Exchange:	New York

According to its publicly available documents, NYSE Euronext is the parent company of NYSE Group and Euronext and each of their respective subsidiaries. NYSE Group is a leading provider of securities listing, trading and related information products and services. Euronext was the first genuinely cross-border exchange organization. Euronext fosters the consolidation of European financial markets by integrating local exchanges across Europe in order to provide users with a single market that is broad, highly liquid and cost-effective. Information provided to or filed with the SEC by NYSE Euronext pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-368007.

Historical Performance of NYSE Euronext

The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End

2004
First Quarter	$0.000	$0.000	#N/A
Second Quarter	0.000	0.000	#N/A
Third Quarter	0.000	0.000	#N/A
Fourth Quarter	0.000	0.000	#N/A
2005
First Quarter	$0.000	$0.000	#N/A
Second Quarter	0.000	0.000	#N/A
Third Quarter	0.000	0.000	#N/A
Fourth Quarter	0.000	0.000	#N/A
2006
First Quarter	$87.530	$67.000	$79.250
Second Quarter	78.250	49.980	68.480
Third Quarter	74.750	56.350	74.750
Fourth Quarter	108.960	72.970	97.200
2007
First Quarter	$108.210	$80.590	$93.750
Second Quarter	101.000	72.820	73.620
Third Quarter	83.220	69.300	79.170
Fourth Quarter (through December 21, 2007)	93.700	79.580	89.320

Table of Hypothetical Returns of NYSE Euronext

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date assuming a hypothetical Initial Reference Level of $89.32 and a hypothetical Knock-In Level of $66.99. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the redemption Amount is paid in cash.

Assumed Closing Price
of Reference Shares	Value of	12 Monthly	12 Month
on Determination Date	Payment at	Interest	Total Return
(NYSE Euronext)	Maturity	Payments	$	%

Greater than:
$89.32	$1,000.00	$116.50	$1,116.50	11.6500%
$89.32	$1,000.00	$116.50	$1,116.50	11.6500%
$81.88	$1,000.00	$116.50	$1,116.50	11.6500%
$74.43	$1,000.00	$116.50	$1,116.50	11.6500%
$67.00	$1,000.00	$116.50	$1,116.50	11.6500%

In the examples above, the price of the Reference Shares fluctuates over the term of the notes and closes above the Knock-In Level on the Determination Date.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date assuming a hypothetical Initial Reference Level of $89.32 and a hypothetical Knock-In Level of $66.99. In these examples, the Knock-In Level Trigger occurs during the life of the notes.

Assumed Closing Price
of Reference Shares	Value of	12 Monthly
on Determination Date	Payment at	Interest	12 Month Total Return
(NYSE Euronext)	Maturity	Payments	$	%

Greater than:
$89.32	$1,000.00	$116.50	$1,116.50	11.650%
$89.32	$1,000.00	$116.50	$1,116.50	11.650%
$80.39	$900.00	$116.50	$1,016.50	1.650%
$71.46	$800.00	$116.50	$916.50	−8.350%
$62.52	$700.00	$116.50	$816.50	−18.350%
$42.87	$600.00	$116.50	$716.50	−28.350%
$35.73	$500.00	$116.50	$616.50	−38.350%
$17.15	$400.00	$116.50	$516.50	−48.350%
$12.86	$300.00	$116.50	$416.50	−58.350%
$3.43	$200.00	$116.50	$316.50	−68.350%
$1.71	$100.00	$116.50	$216.50	−78.350%
$0.00	$0.00	$116.50	$116.50	−88.350%

Payable in Reference Shares of NYSE Euronext, i.e., the Reference Share.

Description of Peabody Energy Corporation

ISIN:	US7045491047
Relevant Exchange:	New York

According to its publicly available documents, Peabody Energy Corporation is a private-sector coal company that owns majority interests in coal operations located throughout all major U.S. coal producing regions and in Australia. In addition to its mining operations, it markets, brokers and trades coal. Peabody Energy Corporation’s other energy related commercial activities include the development of mine-mouth coal-fueled generating plants, the management of its coal reserve and real estate holdings, coalbed methane production, and Btu Conversion technologies, which are designed to convert coal to natural gas and transportation fuels. Information filed with the SEC by Peabody Energy Corporation under the Exchange Act can be located by reference to SEC file number 001-16463.

Historical Performance of Peabody Energy Corporation

The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End

2004
First Quarter	$11.413	$8.571	$10.886
Second Quarter	13.105	10.123	13.105
Third Quarter	14.058	11.991	13.927
Fourth Quarter	19.663	13.355	18.938
2005
First Quarter	$23.354	$17.348	$21.702
Second Quarter	26.107	18.425	24.361
Third Quarter	39.486	29.178	39.486
Fourth Quarter	40.314	33.798	38.582
2006
First Quarter	$48.577	$39.415	$47.196
Second Quarter	68.944	44.818	52.195
Third Quarter	54.039	32.675	34.435
Fourth Quarter	45.033	33.002	37.833
2007
First Quarter	$41.606	$34.173	$37.674
Second Quarter	51.718	38.142	45.295
Third Quarter	47.055	36.916	44.818
Fourth Quarter (through December 21, 2007)	60.390	45.201	60.390

Table of Hypothetical Returns of Peabody Energy Corporation

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date assuming a hypothetical Initial Reference Level of $60.39 and a hypothetical Knock-In Level of $42.273. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the redemption Amount is paid in cash.

Assumed Closing Price
of Reference Shares	Value of	12 Monthly	12 Month
on Determination Date	Payment at	Interest	Total Return
(Peabody Energy Corporation)	Maturity	Payments	$	%

Greater than:
$60.39	$1,000.00	$140.00	$1,140.00	14.0000%
$60.39	$1,000.00	$140.00	$1,140.00	14.0000%
$54.35	$1,000.00	$140.00	$1,140.00	14.0000%
$48.31	$1,000.00	$140.00	$1,140.00	14.0000%
$42.28	$1,000.00	$140.00	$1,140.00	14.0000%

In the examples above, the price of the Reference Shares fluctuates over the term of the notes and closes above the Knock-In Level on the Determination Date.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date assuming a hypothetical Initial Reference Level of $60.39 and a hypothetical Knock-In Level of $42.273. In these examples, the Knock-In Level Trigger occurs during the life of the notes.

Assumed Closing Price
of Reference Shares	Value of	12 Monthly
on Determination Date	Payment at	Interest	12 Month Total Return
(Peabody Energy Corporation)	Maturity	Payments	$	%

Greater than:
$60.39	$1,000.00	$140.00	$1,140.00	14.000%
$60.39	$1,000.00	$140.00	$1,140.00	14.000%
$54.35	$900.00	$140.00	$1,040.00	4.000%
$48.31	$800.00	$140.00	$940.00	−6.000%
$42.27	$700.00	$140.00	$840.00	−16.000%
$28.99	$600.00	$140.00	$740.00	−26.000%
$24.16	$500.00	$140.00	$640.00	−36.000%
$11.59	$400.00	$140.00	$540.00	−46.000%
$8.70	$300.00	$140.00	$440.00	−56.000%
$2.32	$200.00	$140.00	$340.00	−66.000%
$1.16	$100.00	$140.00	$240.00	−76.000%
$0.00	$0.00	$140.00	$140.00	−86.000%

Payable in Reference Shares of Peabody Energy Corporation, i.e., the Reference Share.